Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Baijiayun Group Ltd of our report dated April 28, 2022 relating to the consolidated financial statements of Fuwei Films (Holdings) Co., Ltd. for the three years ended December 31, 2021, which appears in the Annual Report on Form 20-F of Fuwei Films (Holdings) Co., Ltd. for the year ended December 31, 2021.

Very truly yours,

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.
Shandong Haoxin Certified Public Accountants Co., Ltd.

Weifang, the People’s Republic of China

June 29, 2023